FOR IMMEDIATE RELEASE

MERRIMAN CURHAN FORD ANNOUNCES FINANCIAL RESULTS
FOR THE FIRST QUARTER ENDED MARCH 31, 2009

Cost Cuts and Focus on Core Operations Begin to Make Impact; Revenues up 31% Sequentially

SAN FRANCISCO – May 18, 2009 – Merriman Curhan Ford Group, Inc. (NASDAQ: MERR) today released earnings for the first quarter 2009.

First Quarter Financial Highlights

-
Total net loss for the quarter was $1.9 million, or $0.15 per share, compared to a net loss of $7.0 million, or $0.57 per share, in first quarter 2008 and a net loss of $4.3 million, or $0.34 per share, in fourth quarter 2008.

-	Revenue from continued operations was $10.1 million, compared to $10.2 million in first quarter 2008 and $7.7 million in fourth quarter 2008:

-	Commissions revenue was $9.1 million, an 8% increase over first quarter 2008;

-	Investment banking and advisory revenues were $1.8 million, a 42% decrease over first quarter 2008; and

-	Principal transactions had a loss of $843,000, compared to a loss of $1.3 million in first quarter 2008.

-	Other income was $1.2 million, which represents partial proceeds from the February 2009 announced sale of Institutional Cash Distributors, a non-core asset.

-	Compensation and benefits were $9.3 million, a 25% decrease over first quarter 2008.

-	Financial condition:

-	Total assets were $14.3 million, compared with $18.9 million at the end of 2008; and

-	Stockholders’ equity was $5.8 million, compared with $7.7 million at the end of 2008.

“Our results are beginning to stabilize as we continue to take strong measures toward consistent long-term profitability,” said Jon Merriman, chief executive officer of Merriman Curhan Ford. “We have made progress this quarter building our global leadership in the OTCQX marketplace, selling non-core assets and most importantly, adjusting our cost structure to reflect the current markets. Our objectives are clear: resolve our legal battles; move deals more rapidly through our banking pipeline that’s still robust; continue to keep costs low; and strengthen our balance sheet. These initiatives will enable us to grow again even in a very weak economic environment.”

Conference Call for the First Quarter 2009 Results

Following this announcement, Merriman’s management will host a teleconference call beginning at 2 PM (PT) / 5 PM (ET) today, Monday, May 18, 2009, to discuss the results and related matters.  Interested listeners and participants may access the live teleconference call by dialing (877) 941-6009 or may access the live Web broadcast at www.mcfco.com.

About Merriman Curhan Ford

Merriman Curhan Ford (NASDAQ: MERR) is a financial services firm focused on fast-growing companies and the institutions that invest in them. The company offers high-quality investment banking, equity research, institutional services and corporate & venture services, and specializes in three growth industry sectors: CleanTech, Consumer/Internet/Media and Health Care.  For more information, please go to www.mcfco.com.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 30, 2009. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A filed on April 30, 2009, together with this press release and the financial information contained herein, is available on our website by going to www.mcfco.com and clicking on "Investor Relations."

This release is for information purposes only and should not be regarded as an offer to sell or solicitation to buy the securities or other instruments of the companies mentioned.

*  *  *
At the Company:
Peter Coleman
Chief Financial Officer
Chief Operating Officer
(415) 248-5640
pcoleman@mcfco.com

MERRIMAN CURHAN FORD GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue:
Commissions	$9,117,928	$8,468,710
Principal transactions	(842,536)	(1,315,076)
Investment banking	1,216,417	3,376,411
Advisory and other	558,813	(318,590)
Total revenue	10,050,622	10,211,455
Operating expenses:
Compensation and benefits	9,265,167	12,227,174
Brokerage and clearing fees	312,959	775,301
Professional services	1,112,750	794,884
Occupancy and equipment	576,390	453,413
Communications and technology	721,265	909,914
Depreciation and amortization	147,242	123,918
Travel and business development	235,124	922,001
Other	696,623	776,990
Total operating expenses	13,067,520	16,983,595
Operating loss	(3,016,899)	(6,772,140)
Other income	1,200,000	—
Interest income	6,488	96,404
Interest expense	(15,365)	(17,768)
Loss before provision for income tax	(1,825,776)	(6,693,504)
Provision for income tax	(3,216)	—
Loss from continued operations	(1,828,992)	(6,693,504)
Loss from discontinued operations	(94,894)	(356,469)
Net loss	$(1,923,886)	$(7,049,973)
Basic and diluted loss per share from continued operations	$(0.14)	(0.54)
Basic and diluted loss per share from discontinued operations	$(0.01)	(0.03)
Basic net loss per share	$(0.15)	(0.57)
Weighted average common shares outstanding:
Basic and Diluted	12,603,744	$12,289,582

The accompanying notes disclosed on Form 10-Q are an integral part of these consolidated financial statements.

MERRIMAN CURHAN FORD GROUP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$3,139,347	$6,358,128
Securities owned:
Marketable, at fair value	5,206,581	4,622,577
Not readily marketable, at estimated fair value	216,439	366,061
Other	75,606	185,065
Restricted cash	1,130,140	1,131,182
Due from clearing broker	1,997,344	1,752,535
Accounts receivable, net	820,623	612,234
Prepaid expenses and other assets	886,485	619,759
Equipment and fixtures, net	818,391	1,260,011
Assets held for sale	—	1,958,038
Total assets	$14,290,956	$18,865,590
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$473,316	$712,591
Commissions and bonus payable	4,044,271	3,182,941
Accrued expenses	2,518,843	3,637,345
Due to clearing and other brokers	8,842	28,022
Securities sold, not yet purchased	231	903,217
Deferred revenue	674,871	709,691
Capital lease obligation	789,651	923,683
Liabilities held for sale	—	1,052,899
Total liabilities	8,510,025	11,150,389
Commitments and contingencies
Stockholders’ equity:
Preferred stock, Series A—$0.0001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and 0 shares outstanding as of March 31, 2009 and December 31, 2008, respectively; aggregate liquidation preference of $0	—	—
Preferred stock, Series B—$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of March 31, 2009 and December 31, 2008; aggregate liquidation preference of $0	—	—
Preferred stock, Series C—$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of March 31, 2009 and December 31, 2008; aggregate liquidation preference of $0	—	—
Common stock—$0.0001 par value; 300,000,000 shares authorized; 12,756,656 and 12,756,656 shares issued and 12,554,779 and 12,730,218 shares outstanding as of March 31, 2009 and December 31, 2008, respectively	1,278	1,278
Additional paid-in capital	127,282,811	127,193,195
Treasury stock	(225,613)	(125,613)
Accumulated deficit	(121,277,545)	(119,353,659)
Total stockholders’ equity	5,780,931	7,715,201
Total liabilities and stockholders’ equity	$14,290,956	$18,865,590

The accompanying notes disclosed on Form 10-Q are an integral part of these consolidated financial statements.